Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern reports second quarter 2026 results

Railroad achieves record quarterly revenues

ATLANTA, July 23, 2026 – Norfolk Southern Corporation (NYSE: NSC) announced Thursday its second quarter 2026 financial results. For the quarter, revenue was $3.5 billion, income from railway operations was $1.1 billion, operating ratio was 67.6%, and diluted earnings per share were $3.26.

Adjusting the results to exclude merger-related expenses, restructuring and other charges, and the effects of the Eastern Ohio incident, second quarter income from railway operations was $1.2 billion, the operating ratio was 65.5%, and diluted earnings per share were $3.52.

“Norfolk Southern delivered a strong second quarter, exceeding our expectations as demand improved across key markets,” said Mark George, President and Chief Executive Officer. “Our team adapted to a dynamic operating environment with focus and an unwavering commitment to safety. The progress we achieved reflects the dedication of our railroaders and the strength of our franchise.”

George added, “As we look to the second half of the year, our priorities remain clear: operating a safe, reliable railroad, providing high-quality, consistent service for our customers, and executing with discipline to capitalize on emerging opportunities. With encouraging demand trends, we are well positioned to create value for our customers, shareholders, and the communities we serve.”

Second Quarter Summary

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Railway operating revenues of $3.5 billion were an all-time quarterly record, up $355 million, or 11% compared to the second quarter 2025, on a volume increase of 4% year-over-year, and higher fuel surcharges representing six points of the revenue growth.
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Income from railway operations was $1.1 billion, a decrease of $51 million, or 4%, compared to second quarter 2025.
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Adjusting for the effects of merger-related expenses in 2026 and restructuring and other charges and the Eastern Ohio incident in both years, income from railway operations was $1.2 billion, an increase of $58 million, or 5%, compared to adjusted second quarter 2025.
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Operating ratio in the quarter was 67.6% compared to 62.2% in second quarter 2025.
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Adjusting for the effects of merger-related expenses in 2026 and restructuring and other charges and the Eastern Ohio incident in both years, the operating ratio for second quarter 2026 was 65.5%, 210 basis points higher than adjusted second quarter 2025. Higher fuel expense and the corresponding growth in fuel surcharge revenues translated to 110 basis points of headwind to the operating ratio on a year-over-year basis.

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Diluted earnings per share were $3.26, down $0.15, or 4%, compared to second quarter 2025.
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Adjusting for the effects of merger-related expenses in 2026 and restructuring and other charges and the Eastern Ohio incident in both years, diluted earnings per share were $3.52, up $0.23, or 7%, compared to adjusted second quarter 2025.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a 22-state freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver approximately 7 million carloads annually, from agriculture to consumer goods. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country's population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports across the Gulf Coast and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

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Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "anticipate," "believe," "project," or other comparable terminology. While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections it views as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control, including but not limited to: (i) changes in domestic or international economic, political or business conditions, including those impacting the transportation industry; (ii) the Company’s ability to successfully implement its operational, productivity, and strategic initiatives; (iii) a significant adverse event on our network, including but not limited to a mainline accident, discharge of hazardous material, or climate-related or other network outage; (iv) the outcome of claims, litigation, governmental proceedings, and investigations involving the Company, including those with respect to the Eastern Ohio incident; (v) new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; (vi) a significant cybersecurity incident or other disruption to our technology infrastructure; and (vii) those pertaining to the Merger. These and other important factors, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 9, 2026, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable

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securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Information included within this press release contains non-GAAP financial measures, including adjusted income from railway operations, adjusted operating ratio, and adjusted diluted earnings per share. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

Our non-GAAP financial results for the second quarters of 2026 and 2025 exclude restructuring and other charges and the effects from the Eastern Ohio Incident (the Incident). Our non-GAAP financial results for the second quarter of 2026 also exclude merger-related expenses. The following tables adjust our GAAP financial results for the second quarters of 2026 and 2025 to exclude the effects of those items. The income tax effects of the non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustments related. We use these non-GAAP financial measures internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding these costs. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. Information about the adjustments that are not currently available to us could have a potentially unpredictable and significant impact on future GAAP results. Further information about the Company’s non-GAAP measures are available on our website at www.norfolksouthern.com on the Investors page under Events and Presentations.

Second
($ in millions, except per share amounts)	Quarter 2026
Income from railway operations	$1,124
Merger-related expenses, restructuring and other charges, and effect of the Incident	72
Adjusted income from railway operations	$1,196

Operating ratio	67.6%
Merger-related expenses, restructuring and other charges, and effect of the Incident	(2.1%)
Adjusted operating ratio	65.5%

Diluted earnings per share	$3.26
Merger-related expenses, restructuring and other charges, and effect of the Incident	0.26
Adjusted diluted earnings per share	$3.52

Second
($ in millions, except per share amounts)	Quarter 2025
Income from railway operations	$1,175
Restructuring and other charges and effect of the Incident	(37)
Adjusted income from railway operations	$1,138

Operating ratio	62.2%
Restructuring and other charges and effect of the Incident	1.2%
Adjusted operating ratio	63.4%

Diluted earnings per share	$3.41
Restructuring and other charges and effect of the Incident	(0.12)
Adjusted diluted earnings per share	$3.29

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